EXHIBIT 10.24

                             AMENDMENT NO. 2
                                   TO
                            CREDIT AGREEMENT
                                  WITH
                       ENVIRODYNE INDUSTRIES, INC.
                        DATED AS OF JUNE 20, 1995
                 (as amended through October 13, 1995)

     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT ("Amendment") is dated as of August 5, 1997, by and between ENVIRODYNE INDUSTRIES, INC., a Delaware corporation ("Borrower"), and BT COMMERCIAL CORPORATION, a Delaware corporation, individually and as agent (in such capacity, the "Agent") for the "Lenders" under and as defined in the Credit Agreement referred to below. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

                             WITNESSETH:
                             ----------
     WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement, dated as of June 20, 1995 and amended pursuant to Amendment No. 1 to Credit Agreement dated October 13, 1995. (the "Credit Agreement"), pursuant to which Lenders have agreed to make certain loans and other financial accommodations to or for the account of Borrower;

     WHEREAS, Borrower has requested that Agent and Lenders (i) amend the Credit Agreement, (ii) consent to the amendments to the Prudential Revolving Credit Agreement and the First Priority Notes Indenture, in substantially the respective forms attached hereto as Exhibits A and A-1 (collectively, the "Other Amendments") and (iii) waive any prior default by Borrower of Section 8.1(a), Section 8.1(b) or Section 8.3(a) of the Credit Agreements, if any; and

     WHEREAS, Lenders and Agent have agreed (i) to amend the Credit Agreement; (ii) to consent to the Other Amendments, in each case on the terms and subject to the conditions hereinafter set forth; and
(iii) to waive any prior default by Borrower of Section 8.1(a),
Section 8.1(b) or Section 8.3(a) of the Credit Agreement, if any.

     NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

     1.     Amendment to Credit Agreement.  Effective as of December
            -----------------------------
27, 1996, upon satisfaction of the conditions precedent set forth in
Section 4 below, and in reliance upon the representations and warranties of Borrower set forth herein, the Credit Agreement is hereby amended as follows:
     1.1 Sections 8.1(a)(iii),(iv) and (v) of the Credit Agreement are hereby amended by deleting such sections in their entirety and substituting in lieu thereof the following:

     (iii) During each "Clause (iii) Test Period" (as
     defined below) occurring during the period commencing on December 27, 1996 and ending on December 25, 1997, to be less than an amount (the "Clause (iii) Amount") equal to
     (1) the greater of (X) the Clause (ii) Amount at December 26, 1996, and (Y) negative $47,000,000, plus (2) 50% of
                                             ----
     Consolidated Net Income for such Clause (iii) Test Period (or zero in the case of a deficit), plus (3) the amount
                                         ----
     of any net gain realized by the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iii) Test Period; where "Clause (iii) Test Period" means, at any time, the period (taken as a one accounting period) commencing on December 27, 1996 and ending on the then most recently ended fiscal quarter of the Borrower;

          (iv) During each "Clause (iv) Test Period" (as defined below) occurring during the period commencing on December 26, 1997 and ending on December 31, 1998, to be less than an amount (the "Clause (iv) Amount") equal to (1) the greater of (X) the Clause (iii) Amount at December 25, 1997, and (Y) negative $47,000,000, plus (2) 50% of Consolidated Net
                           ----
     Income for such Clause (iv) Test Period (or zero in the case of a deficit), plus (3) the amount of any net gain realized
                    ----
     by the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (iv) Test Period; where "Clause (iv) Test Period" means, at any time, the period (taken as one accounting period) commencing on December 26, 1997 and ending on the then most recently ended fiscal quarter of the Borrower; and

          (v) During each "Clause (v) Test Period" (as defined below) occurring after January 1, 1999 and thereafter, to be less than an amount equal to (1) the greater of (X) the Clause (iv) Amount at December 31, 1998, and (Y) negative $47,000,000, plus (2) the greater of (X) 50% of Consolidated
                  ----
     Net Income for such Clause (v) Test Period (or zero in the case of a deficit), and (Y) $1,250,000 multiplied by the number of the Borrower's fiscal quarters that have ended during such Clause (v) Test Period, plus (3) the amount of
                                         ----
     any net gain realized by the Borrower or any of its Subsidiaries on the exchange, redemption, purchase or other acquisition of any of its debt securities (including, without limitation, the 10.25% Notes) during such Clause (v) Test Period; where "Clause (v) Test Period" commencing on January 1, 1999 and ending on the then most recently ended fiscal quarter of the Borrower.

          1.2 Section 8.1(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and substituting in lieu thereof the following:

          (b)     Fixed Charge Coverage Ratio.  The Borrower
                  ---------------------------
     covenants that it will not cause or permit the ratio of (i) Consolidated Cash Flow for the twelve month period ending at the end of any fiscal quarter of the Borrower to (ii) Consolidated Fixed Charges for each such twelve month period to be less than the ratio set forth below for the period set forth below in which such fiscal quarter ends:

           Ratio               Period
           -----               ------

          1.45:1     Closing Day through December 28, 1995

          1.50:1     December 29, 1995 through December 31, 1998

          1:55:1     January 1, 1999 and thereafter

     provided, however, for purposes of determining
     --------  -------
     Consolidated Cash Flow for the calculation of the Fixed Charge Coverage Ratio only and notwithstanding any tax effect of such restructuring charges, restructuring charges in amounts not to exceed $3,500,000 and $1,500,000 shall be added back, each on a one-time basis, prior to December 25, 1997 and June 25 1998, respectively, to the calculation of the Consolidated Net Income to the extent deducted therefrom.

     1.3 Section 8.3(a) of the Credit Agreement is hereby amended by deleting the last clause of such section beginning with
"provided, however" and substituting in lieu thereof the following:
 --------  -------

     provided, however, that at no time shall (1) Consolidated
     --------  -------
     Senior Debt be more than 52.5% of Consolidated Total
     Capitalization, or (2) Consolidated Debt be more than 88% of Consolidated Total Capitalization.

     2.     Waiver.  Agent, on behalf of itself individually and the
            ------
Lenders, as agent, hereby waives any prior default by Borrower of
Section 8.1(a), Section 8.1(b) or Section 8.3(a) of the Credit
Agreement, if any.

     3.     Consent.  Effective as of the date hereof, upon
            -------
satisfaction of the conditions precedent set for in Section 4 below, and in reliance upon the representations and warranties of Borrower set forth herein, Lenders hereby consent to the execution and delivery by Borrower of each of the Other Amendments.

     4.     Conditions Precedent.  This Amendment shall become
            --------------------
effective as of December 27, 1996, upon satisfaction of each of the following conditions:

          (a) As of the date first above written (after giving effect to this Amendment) no Default or Event of Default shall have occurred and be continuing.

          (b) Agent shall have received two (2) copies of this Amendment duly executed by Borrower.

          (c) Each of the Other Amendments shall have been executed and delivered by Borrower and prior to or concurrently with the effectiveness of this Amendment shall have become effective pursuant to the respective terms thereof.

     5.     Representations, Warranties and Covenants.
            -----------------------------------------

     5.1 Borrower hereby represents and warrants to the Agent and each of the Lenders that:

     (a) this Amendment, and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms;

     (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and

     (c) the execution and delivery by Borrower of this Amendment does not require the consent or approval of any Person, except such consents and approvals as shall have been obtained.

          6.     Reference to and Effect on the Credit Agreement and
                 ---------------------------------------------------
                 the Other Credit Documents.
                 --------------------------

          6.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement," shall in each case mean and be a reference to the Credit Agreement as amended hereby.

          6.2 Except as expressly set forth herein, (i) the execution and delivery of this Amendment shall in no way affect any right, power or remedy of Agent or any of the Lenders with respect to any Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents, and (ii) all terms and conditions of the Credit Agreement, the other Credit Documents and all other documents, instruments, amendments and agreements executed and/or delivered by the Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and each of the Lenders shall in no way obligate Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

          7.     Governing Law.  The validity, interpretation and
                 -------------
enforcement of this Amendment and any dispute arising out of or in connection with this Amendment, whether sounding in contract, tort, equity or otherwise, shall be governed by the internal laws (as opposed to the conflicts of laws provisions) and decisions of the state of Illinois.

          8.     Headings.  Section headings in this Amendment are
                 --------
included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          9.     Counterparts.  This Amendment may be executed in
                 ------------
any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.


                                   BORROWER:

                                   ENVIRODYNE INDUSTRIES, INC.


                              By:_________________________________
                                   Gordon S. Donovan
                                   Vice President, Chief Financial
                                   Officer and Treasurer
                              AGENT:

                              BT COMMERCIAL CORPORATION, as Agent


                              By:_________________________________


                              Title:______________________________


                              LENDERS:

                              BT COMMERCIAL CORPORATION, in its
                               individual capacity

                              By:_________________________________


                              Title:______________________________